MediaOne Group, Inc.
Consolidated Domestic Cable Highlights-Pro Forma (1)
MediaOne
(UNAUDITED)

                           Three                          Year
                        Months Ended                     Ended
Dollars in                Dec 31,                        Dec 31,
millions
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

                       1999     1998      Percent    1999     1998     Percent

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

Video Revenues
 Basic cable           $  447   $  419      6.7%     $1,774   $1,672     6.1%
 Premium                   82       81      1.2         328      321     2.2
 Pay-per-view              17       13     30.8          73       53    37.7
 Advertising               61       48     27.1         204      156    30.8
 Equip. & instal.          49       47      4.3         190      178     6.7
 Other                     (2)       1   (300.0)          3        3       -
                       ---------------               ---------------
Total Video
 Revenues                 654      609      7.4       2,572    2,383     7.9

 Telephone and
 High Speed Data           39       12    225.0         114       39   192.3
                       ---------------               ---------------
Total Broadband
Revenue                $  693   $  621     11.6%     $2,686   $2,422    10.9%
                       ===============               ===============

Operating Cash Flow(2)
 Video
(excluding Y2K costs)  $  264   $  258      2.3%     $1,052   $1,007     4.5%
 Telephone and
 High Speed Data          (13)     (20)    35.0         (54)     (61)   11.5
 Year 2000 costs           (2)      (6)    66.7         (18)     (13)  (38.5)
                       ---------------               ---------------
Total Operating
 Cash Flow             $  249   $  232      7.3%     $  980   $  933     5.0%
                       ===============               ===============

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(1) Results reflect pro forma adjustments for acquisitions and dispositions.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
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